UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 19, 2016

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

Attachment I of this Form 8-K contains the prepared remarks for IBM’s Chief Financial Officer Martin Schroeter’s fourth quarter earnings presentation to investors on January 19, 2016.  Certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for this presentation was included in Attachment II to the Form 8-K that IBM submitted on January 19, 2016, which included IBM’s press release dated January 19, 2016.  Additional reconciliation for information in Mr. Schroeter’s prepared remarks is Attachment II of this Form 8-K.  All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 20, 2016

	By:	/s/ Stanley J. Sutula III

Stanley J. Sutula III
Vice President and Controller

3

ATTACHMENT I

Introduction

Thank you. This is Patricia Murphy, Vice President of Investor Relations for IBM.  I’m here today with Martin Schroeter, IBM’s Senior Vice President and Chief Financial Officer. I’d like to welcome you to our fourth quarter earnings presentation.

The prepared remarks will be available within a couple of hours, and a replay of the webcast will be posted by this time tomorrow.

I’ll remind you that certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the company’s filings with the SEC. Copies are available from the SEC, from the IBM web site, or from us in Investor Relations.

Our presentation also includes certain non-GAAP financial measures, in an effort to provide additional information to investors. All non-GAAP measures have been reconciled to their related GAAP measures in accordance with SEC rules. You will find reconciliation charts at the end of the presentation, and in the Form 8-K submitted to the SEC. Now, I’ll turn the call over to Martin Schroeter.

4Q and Full Year 2015 Overview

Thanks Patricia. Let me start by saying we are pleased with the progress we made again this quarter.  We delivered revenue of $22.1 billion, operating net income of $4.7 billion, and operating earnings per share of $4.84.

As we get in to our results, you’ll see that our fourth quarter and full year performance reflects the transitions in our business as we address the significant shifts in our industry, as well as some of the cyclical challenges of the global business environment.  So as always in January, I’ll start out with some comments on the year, show you the progress we’ve made in our transformation, discuss the details of the quarter, and then wrap up with our view of 2016.

For the full year, we delivered nearly $82 billion of revenue, and $14.7 billion of operating net income and our operating earnings per share were $14.92. As we have said, this transformation will play out over time, and with revenue down 1 percent, for the second consecutive year we’ve had modest improvement in our year-to-year revenue performance, excluding the impact of currency and divestitures.  I’ll comment on year-to-year revenue performance on this basis throughout.

Our strategic imperatives continued strong performance, up 26 percent for the year.  This now represents 35 percent of IBM’s revenue. Our profit and margin reflect our portfolio actions as we shift to higher value, as well as the level of investments we’re making to drive our transformation. We generated over $13 billion of free cash flow, which is up year to year.  This is 98 percent of our GAAP Net Income, in line with our expectation that free cash flow realization will be in the nineties.

Transformation Progress

A couple of years ago we laid out our strategic imperatives around big data and analytics, around cloud, and around mobile and security, the areas where our clients are looking to us to help move them to the future.  I want to spend a minute on the progress we’ve made since then in shifting our business toward these strategic imperatives, and in the investments we’ve been making, which aren’t yet reflected in our revenue streams. We have said, we expect these strategic imperatives to deliver double-digit revenue growth, and in 2015, our performance in our strategic imperatives accelerated.  Together, cloud, analytics, mobile, social and security grew 26 percent and delivered $29 billion in revenue.  As I mentioned they now represent 35 percent of IBM, which is up from 22 percent two years ago.

With 57 percent revenue growth over the last year, cloud is now a $10 billion business for us. This made us the largest cloud provider in 2015, which is what you’d expect, given our extensive relationships in enterprise IT and incumbency in the data center, positioning us to help our clients implement hybrid cloud environments. Revenue from our as-a-Service offerings increased about 60 percent to four and a half billion dollars for the year, and we exited 2015 with an annual run rate for our as-a-Service business of $5.3 billion. The $10 billion also includes $5.6 billion of revenue from our foundational offerings where we provide software, hardware and services so clients can build their own clouds. In either case, what we’ve been saying for some time is that clients are utilizing a cloud not just to reduce costs, but to gain agility and enable innovation.  And whether they’re consuming as-a-Service, or through their own clouds or as in the case of most enterprise clients who are implementing a hybrid environment, we’re leading that move.

To address opportunities we see in this space, in 2015 we made seven cloud acquisitions including Cleversafe for object storage, Gravitant for cloud brokerage services, and Clearleap for cloud video services. We also invested nearly a billion dollars in capital expanding our global cloud data center footprint to 46. We already have an ecosystem of millions of developers globally, and our Bluemix Platform-as-a-Service has already expanded to over a million users, adding 15 thousand developers a week.

With nearly $18 billion of Analytics revenue, we’re also the largest analytics provider, and we’ll extend that lead by moving into new areas including Watson Health and Watson Internet of Things. In Watson Health, we are integrating our own organic capabilities with content acquired through Merge, Phytel, and Explorys. Healthcare is a new revenue and profit opportunity for us as we change the face of healthcare through our cognitive platform to provide value to providers, payers, and partners. We’re also addressing the IoT market. Our Weather Company acquisition not only gives us tremendously valuable data and digital content, but a high volume, cloud-based, insight-driven platform that we’ll integrate with Watson to address significant new opportunity spaces. We’ll talk about how we’re addressing these opportunities at our investor briefing at the end of February.

And while we are investing in capabilities for the future, we’re also returning significant value to shareholders. We paid out nearly $5 billion in dividends, and we reduced our average share count by 2.7 percent.

So we got a lot done in 2015. To sum it up, our revenue for the year was down 1 percent, we expanded gross margin, we invested heavily for the future, and we returned capital to shareholders, all while transforming the business. The progress we’re making gives us confidence that we’re on the right strategy, and the actions we’ve taken not only advance our transformation, but also will contribute to our growth rate in the future.

I’ll come back to the full year, and 2016 after going through the details of the quarter starting with the financial metrics.

Key Financial Metrics

Our revenue for the quarter of $22.1 billion was down 2 percent, reflecting the transition we’ve been describing.

I’ll spend just a minute on currency, which continues to be a headwind.  Currency impacted our reported revenue by over 6 points or one and a half billion dollars, which is about $350 million more than the spot rates suggested 90 days ago. For the year, currency translation reduced our revenue by over $7 billion. That by itself is the revenue of a Fortune 500 company and currency was also a headwind to our profit performance. We estimate it impacted our profit growth by about $300 million in the fourth quarter and over a billion dollars for the year. At current spot rates, we would expect a significant impact to revenue and profit again in 2016 not just from the translation, but from the year-to-year cash flow hedging dynamics. I’ll come back to this.

Our margin performance reflects some ongoing dynamics in the business, like higher levels of investment, and an impact from the mix of contracts and resource shifts in our services business. But it also reflects some unique items in the fourth quarter of last year, the largest of which was a $1.4 billion gain from the sale of our x86 server business. This prior period gain represents effectively all of the year-to-year decline in PTI margin.  I’ll talk more about the margin drivers in the segment discussions.

Our underlying effective tax rate was 20 percent, and this quarter the rate also reflects the recent US tax legislation, and the settlement of our US tax audit, which we have talked about throughout 2015. And so bottom line we delivered $4.84 of operating earnings per share.

We generated over $6 billion of free cash flow in the quarter, and $13 billion for the year, and as I mentioned, this is 98 percent of GAAP net income. We returned about three fourths of our free cash flow to shareholders in 2015 through dividends and gross share repurchases.

Revenue by Geography

Now turning to the revenue by geography, we had good performance across many of the major markets. Europe returned to growth, led by continued growth in Germany, France, and the UK. In fact, Germany posted double-digit growth and in December, we announced Munich as the headquarters for our new Watson IoT business, as well as our first European Watson innovation center. In Asia Pacific, Japan continued to post growth, led by services. In the AP growth markets, we had double-digit growth in India and Australia though China declined. Our US revenue was down. We had strong growth in the US in all hardware platforms — zSystems, Power, and storage, but it was offset by weak services and transactional software performance.

The growth markets in total were down 4 percent, roughly in line with the last two quarters, and from a regional perspective, growth in Latin America and the Middle East and Africa was offset by declines in Asia Pacific.

Revenue and Gross Profit Margin by Segment

Turning to the segment perspective, our total revenue was down 2 percent, and gross margin declined about a point.

Our Global Technology Services revenue grew, as we help our clients transition to a hybrid cloud services platform bringing in more cloud, mobility and security to infrastructure services. This contributed to our backlog growth for the year. Our GTS gross margin decline is driven by investments in cloud data centers and the ramp of new contracts, which generally have lower up-front margins.

In Global Business Services, we’re adding resources and growing quickly in strategic areas, while transitioning away from some of the more traditional areas. This shift of resources impacts productivity in the near term, which puts pressure on margin.

In Software, our annuity content grew, but transactional performance has been impacted by the flexibility we’ve been providing in ELAs with our larger clients. The transactional performance in the fourth quarter was consistent with what we saw in September. But a larger transactional mix in the fourth quarter drove a deceleration in the overall software growth rate.

Our Systems Hardware revenue was up, driven by z Systems and Power.  This caps a very strong year in our Systems business, reflecting that our leading edge servers run the most contemporary workloads. The Systems margin is driven by the lower mainframe margin, as is typical at this point in the cycle.

Expense Summary

Turning to expense, our Operating Expense and Other Income is up 9 percent. There a few large items that impacted the growth rate this quarter.

As I mentioned earlier, we closed the sale of our System x business in the fourth quarter of last year, resulting in a gain of $1.4 billion in that period. And this quarter we took a charge of about $85 million for the write-down of the equity component received as consideration. So together, these were a one and a half billion dollars year-to-year impact to our expense. We also had a year-to-year reduction in workforce rebalancing. We had $580 million of workforce rebalancing charges in the fourth quarter of last year, with essentially none this year, so this reduced expense growth by 10 points. And currency reduced expense growth by 8 points. Between the translation of non-dollar spending, and the cash flow hedging gains that are reported in Other Income and SG&A. This is pretty consistent with what we’ve seen all year.

Outside of these larger items, our expense dynamics have been consistent throughout the year. We’re accelerating shifts within our operational expense base driving productivity and efficiency in some areas, while increasing investment in support of our strategic imperatives. This year we shifted $5 billion of spend to our strategic imperatives, that’s across cost, expense and capital expenditures.

Now let’s turn to the segments, and we’ll start with Services.

Services Segments

We ended the fourth quarter with a services backlog of $121 billion, which grew for the third consecutive quarter. We continue to see momentum in our services offerings that modernize our clients IT systems and move their operations into the cloud-based mobile world. We’ve seen reports that suggest the adoption of cloud means shrinking deal sizes, but this is not what we are seeing.  Clients are looking to transform their most critical systems into hybrid cloud environments, and the complexity of these partnerships in many cases results in larger engagements. In fact, this quarter we have signed 26 services deals greater than $100 million, and for the full year we signed over 70 of these substantial transactions, which is 40 percent more than last year.  So with a growing backlog and a 40 percent increase in large deals during the year, we are not seeing shrinking deal sizes.  Now about 70 percent of those transactions feature hybrid cloud content, which reflects both the value our clients see in hybrid, and the reality that not all of their workloads will be optimized for the cloud. Just recently, we signed a $1.4 billion expansion in the scope of our relationship with European Bank BNP Paribas. This is a joint GBS and GTS engagement, and as part of the agreement, we’ll operate two of the bank’s data centers in Belgium as hybrid cloud centers, providing cloud infrastructure and a full suite of business transformation services spanning applications testing, business intelligence, security and core banking solutions.

Global Technology Services delivered $8.1 billion of revenue, and grew for the third consecutive quarter.

Our strategic imperatives including our hybrid cloud services in GTS grew strong double digits this quarter, and for the full year. This includes strong demand for Softlayer, which again grew double digits this quarter. This Infrastructure-as-a-Service cloud platform provides our clients with a full range of cloud services including virtual and bare metal servers along with a dedicated dark fiber network infrastructure. As clients evaluate their technology roadmap, they are looking for agility and innovation and to gain insight into data from all sources. Our hybrid cloud stack is an open platform that enables this innovation. Our clients can choose from public, private, and dedicated environments based on their needs, such as workload, performance, data sovereignty, and regulatory requirements. Entire industries and value chains are being disrupted, and our clients are looking to us for competitive advantage.

To expand our Cloud capabilities, this past quarter we announced the acquisition of Gravitant. Gravitant develops cloud-based software to enable organizations to easily broker software and computing services across multiple suppliers and cloud environments from a single screen. We also announced the acquisition of Clearleap, a premier provider of cloud-based video services. This will provide our enterprises with a fast and easy way to securely manage, monetize, and grow user video experiences. The Clearleap video platform is optimized for massive scalability, which enables clients to ramp up and support millions of concurrent users within seconds to support special events. The innovations have attracted leading brands such as HBO, A&E Networks, the NFL, and Sony Movie Channel.

Finally, our maintenance business continues to contribute significant revenue and profit by delivering a wide range of support services to maintain and improve our clients’ IT infrastructure.  We continue to see strong demand for our Multi-Vendor Support services where clients can leverage our global distribution and inventory capabilities.

Our GTS PTI margin is up about 2 points year to year. This was driven by lower workforce rebalancing charges and savings from actions taken throughout the year to drive efficiency in our delivery model. Mitigating these savings, we continue to invest to contemporize our clients IT systems, transforming them into digital enterprises. We’re scaling our Softlayer footprint with 46 cloud data centers opened around the world. Finally, as we’ve talked about throughout the year, currency is impacting margin, and remains the largest impact on year-to-year profit growth given the strong dollar environment.

Turning to Global Business Services, revenue was $4.3 billion in the quarter. We continue to transform our GBS business, and our signings were up double digits this quarter driven by our digital offerings. Revenue from our strategic imperative practices was again up strong double digits. Our analytics practice grew over 20 percent, our cloud services were up over 60 percent, and our mobile practice more than doubled. Our revenue continues to be impacted by the wind down of traditional enterprise application implementations. Clients are moving away from ERP engagements to initiatives that focus on digitizing their business with analytics, cloud, and mobile technologies.

In December we announced that as part of our partnership with Apple, we’ve now delivered over 100 MobileFirst for iOS applications. This unique partnership brings together the simplicity of design and ease of use of the Apple mobile device, with our ability to build applications that scale securely and efficiently to the enterprise helping to transform the way work gets done across 14 industries and 65 professions. These apps allow our clients to securely access their most critical data and processes, so that they can redesign workflows and drive productivity. Since we announced the partnership with Apple, we’ve generated over a billion dollars in signings from the program.

GBS profit margin was flat year to year.  Let me talk about some of the dynamics within that. We have a benefit from lower workforce rebalancing charges. In parts of the portfolio where the market is declining, we are seeing price and profit pressure and we are taking actions to optimize our cost structure. We continue to invest in our analytics, cloud, and mobility practices.  We’ve hired and shifted significant resources to these areas, which impacts productivity and margin in the near term. We are also scaling a new cognitive consulting practice launched last quarter that is focused on helping our clients unlock the transformative value of cognitive business.

Software Segment

Our Software revenue was $6.8 billion in the fourth quarter. Our annuity content grew year to year, while transactional content declined. Our Software profit performance continues to reflect the revenue trajectory, a higher level of investments in areas like Watson, Watson Health, IoT and Bluemix, and an impact from currency translation.

Let me spend a minute on the revenue dynamics. Looking at the transactional content, recall on our last earnings call, we talked about weaker transactional performance at the end of September, which impacted the third quarter. Our fourth quarter transactional performance was very similar to what we experienced in September. Given the much higher transactional mix in the fourth quarter, this had a larger impact on our total software performance, resulting in a deceleration in software growth in the fourth. Looking ahead to first quarter, which has a lower transactional mix, we will see an improvement in our revenue trajectory. We’ve said in the past that our performance reflects that many of our large clients with multi-year contracts are utilizing the flexibility on deployment of their software, as they build out their environments with our broad portfolio, and this is continuing. Outside of our top 250 clients our software revenue was up low single digits in the fourth quarter, and for the full year.

On an annual basis, about 70 percent of our software business is annuity-like, including Software-as-a-Service, and subscription and support. Our renewal rates are steady, our SaaS business is growing, and our overall annuity revenue grew in the fourth quarter and the full year.

Middleware serves the purpose of integrating different environments — on prem, and cloud. To enable hybrid environments, our key capabilities have now been delivered on Softlayer, or as part of our IBM Bluemix platform. IBM’s middleware remains the number one integration platform in the world, and now integrates across cloud environments. To put it simply, this allows clients’ existing apps to access the cloud, and new “born on the cloud” applications to access clients’ existing assets. To accelerate the integration of middleware in a hybrid cloud environment, we made an organizational change at the beginning of this year, moving a portion of our middleware business into our cloud business, reflecting the importance of our middleware in the hybrid cloud marketplace.

We are also adding substantial new capabilities into our software and solutions portfolio. One example is the Weather Company acquisition, which will provide the basis for our IoT platform. This acquisition brings with it a high-volume platform that can ingest sensor data at scale.  This platform can handle enormous complexity, taking in four billion weather forecasting points and 26 billion queries in its cloud service each day. This is the fourth most-used mobile app, handling seven times more transaction volume than the world’s leading search engine. Some of this has been running on our cloud already and of course we will move all of this to IBM cloud. And then we will layer in Watson to give it the cognitive capability to apply machine learning at scale. This then gives us the ability to expand this platform capability to industries beyond weather, like health. The power of the platform is its ability to use Watson cognitive capabilities to gather new insights by connecting data at scale from multiple industry domains.

Systems Hardware Segment

Our Systems Hardware segment revenue was $2.4 billion. This was the fourth consecutive quarter of growth in both z Systems and Power. We have continued to deliver innovation to our systems to enable them to run the most contemporary workloads. In fact, about half of our systems segment revenue in 2015 was to address analytics workloads, or hybrid and private clouds.

This quarter z Systems revenue was up more than 20 percent. Since the launch of z13 in the first quarter of 2015, we have delivered growth of 35 percent, with strong double-digit growth in every quarter since the launch. z13 was contemporized for the workloads around mobile, hybrid cloud and analytics, which continues to resonate well with our existing customers, and bringing new customers to the platform. For the year we added 50 new clients across 25 countries.

Power revenue grew 8 percent, which is the strongest performance of the year. In Power we are serving a high value market, while adding capabilities and finding new economic models to grow over time. Unix is a declining market, but we continue to address it because it is very a high value space. At the same time, we introduced low-end Linux-based Power systems to capture the growing Linux market, and are building an IP stream through the OpenPOWER ecosystem. Even though the Unix market is declining, by delivering innovation and repositioning the platform, our Power systems have grown four quarters in a row. This is a good example of how we transform ourselves.

The growth in our servers was mitigated by a 7 percent decline in Storage hardware, which continues to be impacted by weakness in traditional disk and tape. As we have said, value in the storage market continues to shift to software and offering requirements that are driving demand for flash and object-based storage. We are well-positioned in these new areas, with growth in flash, and our recent acquisition of Cleversafe.

Looking back at 2015, our Systems results reflect a successful transformation and repositioning of the business. Revenue was up 8 percent for the year, and profit up about $600 million. This performance reflects our solid mainframe product cycle and the successful Power transformation, with Power revenue growing for the first time since 2011.

Cash Flow Summary

So moving on to cash flow, in the quarter, we generated $7.1 billion of cash from operations, excluding our financing receivables. We invested a billion dollars in cap ex, and generated $6.1 billion of free cash flow.

For the full year, we generated $17 billion of cash from operations. We invested almost $4 billion in capex this year, with a significant amount going to support our growing services backlog, and for cloud as we build out cloud data centers. And so we generated free cash flow of $13.1 billion, an improvement of almost $700 million year to year. The primary driver of this improvement was lower cash tax payments of about $3 billion. Our cash and tax book rates for 2015 were fairly consistent, and so the year-to-year benefit to cash flow was driven by a much higher cash tax rate in 2014. We also had over a billion dollars of improvement in our sales cycle working capital. This was partially offset by a decline in our profit performance, and payments of performance-based compensation.

Looking at uses of cash, we’ve invested over $3 billion on acquisitions this year.  We’ve acquired fourteen companies, including seven in the fourth quarter.  The Weather Company acquisition I mentioned earlier will close in the first half of 2016.

Over the course of the year we’ve returned nine and a half billion dollars to shareholders including dividends of nearly $5 billion and $4.6 billion in gross share repurchases. We bought back 30 million shares, reducing our average share count by 2.7 percent.  At the end of the year, we had $5.6 billion remaining in our buy back authorization.

Balance Sheet Summary

Turning to the balance sheet, we ended the quarter with a cash balance of $8.2 billion.

Total debt was nearly $40 billion, of which $27 billion was in support of our financing business. The leverage in our financing business remains just over 7 to 1. The credit quality of our financing receivables remains strong at 55 percent investment grade; you can see this in our supplemental charts. The year-to-year reduction in investment grade was driven by rating changes to our existing portfolio, not by changing our approach to the market.

Our non-financing debt of $12.7 billion was almost a billion lower than September, and up just over a billion year to year. Our non-financing debt-to-cap was 54 percent, 4 points lower than September, and 5 points lower than a year ago. Our debt-to-cap ratio was impacted again this year by a reduction in equity due to currency translation, and pension re-measurement.  Together, these impacted our equity by about three and a half billion dollars. The performance of our retirement-related assets, and return and discount rate assumptions at year-end are in our supplemental charts. You can see our funding levels remain solid with the US and worldwide tax-qualified plans at 101 percent and 97 percent respectively. And importantly, our balance sheet continues to have the financial flexibility to support our business over the long term.

Summary

So now let me wrap up where I started the call by saying that we are pleased with the progress that we made again this year in the transformation of our business. We’re continuing to invest and add capabilities to drive the transformation. In 2015, we spent over 6 percent of our revenue in R&D, we invested about $4 billion in capital, and over $3 billion to acquire 14 companies. We are integrating acquired content with our organic capabilities, and leveraging partnerships and a broader ecosystem to build new high value platforms. And we’re applying our cognitive capabilities to more of what we do.

Within our spend, we’re shifting to key opportunity areas, and we’re seeing the returns in our strategic imperatives results. With $29 billion of revenue, these now make up 35 percent of IBM. In 2015, we had a successful mainframe cycle, and Power grew as we repositioned it to address a broader opportunity. Our services backlog was up and we exited the year with a $121 billion book of business. Our software annuity base, which is about 70% of our software revenue also continued to grow. Our overall Software performance reflects reduced transactional levels as our largest customers utilize flexibility we’ve provided and commit to our platform for the longer term.

The macro environment, as always, is mixed, and currency continues to be a significant headwind. While we are focused on remaining competitive in local markets, the translation impact is significant. It was an 8 point impact to revenue growth in 2015, and at current spot rates, currency would be another 2 to 3 point impact this year. The profit impact is substantial as well, and given the sustained period of dollar strengthening, the profit impact in 2016 will in fact be greater than 2015, both because of the translation impact, and the roll-off effect of cash flow hedging gains. At current spot rates, we expect currency to impact pre-tax profit growth in 2016 by about $1.3 billion with nearly three quarters of that coming from a year-to-year reduction in cash flow hedging gains.

So now as we look forward to 2016, we’ll continue to deliver strong growth in our strategic imperatives. We expect some modest expansion in gross margin, and will continue to invest at high levels. And we’ll continue to return value to shareholders, through share repurchases and dividends.

Taking all of this into consideration, we expect Operating EPS of at least $13.50. This reflects an impact from currency of over a dollar of EPS, which is about a seven and a half point impact to the growth rate. Our free cash flow will follow our profit performance, and we continue to see our free cash flow realization in the nineties.

Looking at the quarterly skew, as you know the first quarter represents the smallest quarter in terms of contribution to our full year earnings. At this point in prior years our first quarter view has been from 14 percent of the full year to a few points higher than that. Given the magnitude of the currency headwind and the skew of our investments this year, we would expect the first quarter of 2016 to come in at about 15 percent of the $13.50.

Bottom line, we remain confident in our strategy, and in our ability to execute. And we look forward to continued progress in our transformation in 2016.

Now Patricia and I will take your questions.

Closing

Thank you, Martin. Before we begin the Q&A I’d like to mention a couple of items.

First, we have supplemental charts at the end of the slide deck that provide additional information on the quarter and year. And second, I’d ask you to refrain from multi-part questions.

Operator, let’s please open it up for questions.

1 Additional Information – 2016 Earnings Per Share Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2016 Expectations $13.50+ $12.45+ $0.66 $0.39 The above serves to reconcile the Non-GAAP financial information contained in the prepared remarks for IBM’s Chief Financial Officer Martin Schroeter’s fourth quarter earnings presentation to investors on January 19, 2016. For additional information on the use of Non-GAAP financial measures see Non-GAAP Supplementary Materials and related information in the Form 8-K submitted to the SEC on January 19, 2016. * Includes acquisitions through December 31, 2015 Attachment II

IBM Attachment II

Additional Information – 2016 Earnings Per Share

Reconciliation of Operating Earnings Per Share

	2016 Expectations
IBM GAAP EPS	$12.45+
IBM Operating EPS (Non-GAAP)	$13.50+
Adjustments	
Acquisition-Related Charges *	$0.66
Non-Operating Retirement-Related Items	$0.39

* Includes acquisitions through December 31, 2015

www.ibm.com/investor